Discussion and Reconciliation of Non-GAAP Measures

We believe the following measures are relevant and useful information to investors as they are part of AT&T's internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors. These measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP).
Free Cash Flow
Free cash flow is defined as cash from operations minus capital expenditures. Free cash flow after dividends is defined as cash from operations minus capital expenditures and dividends. Free cash flow dividend payout ratio is defined as the percentage of dividends paid to free cash flow. We believe these metrics provide useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.
Free Cash Flow and Free Cash Flow Dividend Payout Ratio
Dollars in millions
	Third Quarter		Nine-Month Period
	2019	2018	2019	2018
Net cash provided by operating activities	$11,389	$12,346	$36,725	$31,522
Less: Capital expenditures	(5,189)	(5,873)	(15,843)	(17,099)
Free Cash Flow	6,200	6,473	20,882	14,423

Less: Dividends paid	(3,726)	(3,631)	(11,162)	(9,775)
Fee Cash Flow after Dividends	$2,474	$2,842	$9,720	$4,648
Free Cash Flow Dividend Payout Ratio	60.1%	56.1%	53.5%	67.8%

Cash Paid for Capital Investment
In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. We present an additional view of cash paid for capital investment to provide investors with a comprehensive view of cash used to invest in our networks, product developments and support systems.
Cash Paid for Capital Investment
Dollars in millions
	Third Quarter		Nine-Month Period
	2019	2018	2019	2018
Capital Expenditures	$(5,189)	$(5,873)	$(15,843)	$(17,099)
Cash paid for vendor financing	(765)	(90)	(2,601)	(347)
Cash paid for Capital Investment	$(5,954)	$(5,963)	$(18,444)	$(17,446)

EBITDA
Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies. For AT&T, EBITDA excludes other income (expense) – net, and equity in net income (loss) of affiliates, as these do not reflect the operating results of our subscriber base or operations that are not under our control. Equity in net income (loss) of affiliates represents the proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. Because we do not control these entities, management excludes these results when evaluating the performance of our primary operations. EBITDA also excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with our capital and tax structures. Finally, EBITDA excludes depreciation and amortization in order to eliminate the impact of capital investments. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with U.S. generally accepted accounting principles (GAAP).

EBITDA service margin is calculated as EBITDA divided by service revenues.

When discussing our segment, business unit and supplemental results, EBITDA excludes equity in net income (loss) of affiliates, and depreciation and amortization from operating contribution.

These measures are used by management as a gauge of our success in acquiring, retaining and servicing subscribers because we believe these measures reflect AT&T's ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing operating performance with that of many of its competitors. The financial and operating metrics which affect EBITDA include the key revenue and expense drivers for which management is responsible and upon which we evaluate performance.

We believe EBITDA Service Margin (EBITDA as a percentage of service revenues) to be a more relevant measure than EBITDA Margin (EBITDA as a percentage of total revenue) for our Mobility business unit operating margin. We also use wireless service revenues to calculate margin to facilitate comparison, both internally and externally with our wireless competitors, as they calculate their margins using wireless service revenues as well.

There are material limitations to using these non-GAAP financial measures. EBITDA, EBITDA margin and EBITDA service margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies. Furthermore, these performance measures do not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and equity in net income (loss) of affiliates. For market comparability, management analyzes performance measures that are similar in nature to EBITDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income as calculated in accordance with GAAP. EBITDA, EBITDA margin and EBITDA service margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.
EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Third Quarter		Nine-Month Period
	2019	2018	2019	2018
Net Income	$3,949	$4,816	$12,271	$14,823
Additions:
Income Tax Expense	937	1,391	3,059	4,305
Interest Expense	2,083	2,051	6,373	5,845
Equity in Net (Income) Loss of Affiliates	(3)	64	(36)	71
Other (Income) Expense - Net	935	(1,053)	967	(5,108)
Depreciation and amortization	6,949	8,166	21,256	20,538
EBITDA	14,850	15,435	43,890	40,474

Total Operating Revenues	44,588	45,739	134,372	122,763
Service Revenues	40,317	41,297	122,024	109,849

EBITDA Margin	33.3%	33.7%	32.7%	33.0%
EBITDA Service Margin	36.8%	37.4%	36.0%	36.8%

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Third Quarter		Nine-Month Period
	2019	2018	2019	2018
Communications Segment
Operating Contribution	$8,036	$8,150	$24,718	$24,498
Additions:
Equity in Net (Income) Loss of Affiliates	-	1	-	3
Depreciation and amortization	4,598	4,575	13,740	13,724
EBITDA	12,634	12,726	38,458	38,225

Total Operating Revenues	35,401	36,007	105,837	106,498

Operating Income Margin	22.7%	22.6%	23.4%	23.0%
EBITDA Margin	35.7%	35.3%	36.3%	35.9%

Mobility
Operating Contribution	$5,742	$5,575	$16,817	$16,144
Additions:
Equity in Net (Income) of Affiliates	-	(1)	1	-
Depreciation and amortization	2,011	2,057	6,027	6,218
EBITDA	7,753	7,631	22,845	22,362

Total Operating Revenues	17,701	17,735	52,356	51,965
Service Revenues	13,930	13,828	41,383	40,594

Operating Income Margin	32.4%	31.4%	32.1%	31.1%
EBITDA Margin	43.8%	43.0%	43.6%	43.0%
EBITDA Service Margin	55.7%	55.2%	55.2%	55.1%

Entertainment Group
Operating Contribution	$1,085	$1,104	$4,077	$3,888
Additions:
Equity in Net (Income) Loss of Affiliates	(1)	(1)	(1)	1
Depreciation and amortization	1,316	1,331	3,978	3,986
EBITDA	2,400	2,434	8,054	7,875

Total Operating Revenues	11,197	11,589	33,893	34,498

Operating Income Margin	9.7%	9.5%	12.0%	11.3%
EBITDA Margin	21.4%	21.0%	23.8%	22.8%

Business Wireline
Operating Contribution	$1,209	$1,471	$3,824	$4,466
Additions:
Equity in Net (Income) Loss of Affiliates	1	3	-	2
Depreciation and amortization	1,271	1,187	3,735	3,520
EBITDA	2,481	2,661	7,559	7,988

Total Operating Revenues	6,503	6,683	19,588	20,035

Operating Income Margin	18.6%	22.1%	19.5%	22.3%
EBITDA Margin	38.2%	39.8%	38.6%	39.9%

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Third Quarter		Nine-Month Period
	2019	2018	2019	2018
WarnerMedia Segment
Operating Contribution	$2,544	$2,528	$6,879	$2,992
Additions:
Equity in Net (Income) of Affiliates	(15)	39	(137)	55
Depreciation and amortization	150	134	384	166
EBITDA	2,679	2,701	7,126	3,213

Total Operating Revenues	7,846	8,204	24,575	9,709

Operating Income Margin	32.2%	31.3%	27.4%	31.4%
EBITDA Margin	34.1%	32.9%	29.0%	33.1%

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Third Quarter		Nine-Month Period
	2019	2018	2019	2018
Latin America Segment
Operating Contribution	$(166)	$(201)	$(548)	$(462)
Additions:
Equity in Net (Income) of Affiliates	(13)	(9)	(25)	(24)
Depreciation and amortization	284	297	868	942
EBITDA	105	87	295	456

Total Operating Revenues	1,730	1,833	5,205	5,809

Operating Income Margin	-10.3%	-11.5%	-11.0%	-8.4%
EBITDA Margin	6.1%	4.7%	5.7%	7.8%

Vrio
Operating Contribution	$13	$66	$43	$281
Additions:
Equity in Net (Income) of Affiliates	(13)	(9)	(25)	(24)
Depreciation and amortization	162	168	496	559
EBITDA	162	225	514	816

Total Operating Revenues	1,013	1,102	3,112	3,710

Operating Income Margin	0.0%	5.2%	0.6%	6.9%
EBITDA Margin	16.0%	20.4%	16.5%	22.0%

Mexico
Operating Contribution	$(179)	$(267)	$(591)	$(743)
Additions:
Depreciation and amortization	122	129	372	383
EBITDA	(57)	(138)	(219)	(360)

Total Operating Revenues	717	731	2,093	2,099

Operating Income Margin	-25.0%	-36.5%	-28.2%	-35.4%
EBITDA Margin	-7.9%	-18.9%	-10.5%	-17.2%

Segment EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Third Quarter		Nine-Month Period
	2019	2018	2019	2018
Xandr
Operating Contribution	$327	$333	$905	$952
Additions:
Depreciation and amortization	15	3	41	4
EBITDA	342	336	946	956

Total Operating Revenues	504	445	1,415	1,174

Operating Income Margin	64.9%	74.8%	64.0%	81.1%
EBITDA Margin	67.9%	75.5%	66.9%	81.4%

Adjusting Items
Adjusting items include revenues and costs we consider non-operational in nature, such as items arising from asset acquisitions or dispositions. We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often-significant impact on our results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income.

The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, in these cases we use the actual tax expense or combined marginal rate of approximately 25%.

Adjusting Items
Dollars in millions
	Third Quarter		Nine-Month Period
	2019	2018	2019	2018
Operating Revenues
Time Warner merger adjustment	$-	$-	$72	$-
Adjustments to Operating Revenues	-	-	72	-
Operating Expenses
Time Warner and other merger costs	190	361	579	792
Employee separation costs	39	76	381	260
Natural disaster costs	-	-	-	104
Adjustments to Operations and Support Expenses	229	437	960	1,156
Amortization of intangible assets	1,771	2,329	5,719	4,669
Adjustments to Operating Expenses	2,000	2,766	6,679	5,825
Other
Merger-related interest and fees[1]	-	-	-	1,029
(Gains) losses on sale of investments	-	(357)	(638)	(357)
Special termination charges, debt redemption costs and other adjustments	11	30	362	78
Actuarial (gain) loss	1,917	-	4,048	(2,726)
Adjustments to Income Before Income Taxes	3,928	2,439	10,523	3,849
Tax impact of adjustments	755	548	2,183	765
Tax-related items	-	-	141	(96)
Adjustments to Net Income	$3,173	$1,891	$8,199	$3,180
[1] Includes interest expense incurred on debt issued, redemption premiums and interest income earned on cash held prior to the close of merger transactions.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and income tax expense certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. AT&T's calculation of Adjusted items, as presented, may differ from similarly titled measures reported by other companies.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EBITDA Service Margin
Dollars in millions
	Third Quarter		Nine-Month Period
	2019	2018	2019	2018
Operating Income	$7,901	$7,269	$22,634	$19,936
Adjustments to Operating Revenues	-	-	72	-
Adjustments to Operating Expenses	2,000	2,766	6,679	5,825
Adjusted Operating Income	9,901	10,035	29,385	25,761

EBITDA	14,850	15,435	43,890	40,474
Adjustments to Operating Revenues	-	-	72	-
Adjustments to Operations and Support Expenses	229	437	960	1,156
Adjusted EBITDA	15,079	15,872	44,922	41,630

Total Operating Revenues	44,588	45,739	134,372	122,763
Adjustments to Operating Revenues	-	-	72	-
Total Adjusted Operating Revenue	44,588	45,739	134,444	122,763
Service Revenues	40,317	41,297	122,024	109,849
Adjustments to Service Revenues	-	-	72	-
Adjusted Service Revenue	40,317	41,297	122,096	109,849

Operating Income Margin	17.7%	15.9%	16.8%	16.2%
Adjusted Operating Income Margin	22.2%	21.9%	21.9%	21.0%
Adjusted EBITDA Margin	33.8%	34.7%	33.4%	33.9%
Adjusted EBITDA Service Margin	37.4%	38.4%	36.8%	37.9%

Adjusted Diluted EPS

	Third Quarter		Nine-Month Period
	2019	2018	2019	2018
Diluted Earnings Per Share (EPS)	$0.50	$0.65	$1.57	$2.19
Amortization of intangible assets	0.19	0.25	0.62	0.55
Merger integration items[1]	0.02	0.04	0.08	0.22
(Gain) loss on sale of assets, impairments and other adjustments[2]	0.02	(0.04)	(0.01)	0.02
Actuarial (gain) loss[3]	0.21	-	0.44	(0.31)
Tax-related items	-	-	(0.02)	-
Adjusted EPS	$0.94	$0.90	$2.68	$2.67
Year-over-year growth - Adjusted	4.4%		0.4%
Weighted Average Common Shares Outstanding with Dilution (000,000)	7,356	7,320	7,350	6,630
[1]Includes combined merger integration items and merger-related interest income and expense, and redemption premiums.
[2]Includes gains on transactions, natural disaster adjustments and charges, and employee-related and other costs.
[3]Includes adjustments for actuarial gains or losses (losses of $1.9 billion in the third quarter and $4.0 billion for the first nine months of 2019) associated with our pension benefit plan. As a result, adjusted EPS reflects an expected return on plan assets of $905 million in the third quarter and $2.6 billion for the first nine months (based on an expected return on plan assets of 7.00%), rather than the actual return of $792  million in the quarter and $4.2 billion for the first nine months (actual return of 3.4% for the quarter and 13.4% for the first nine months), included in the GAAP measure of income.

Constant Currency
Constant Currency is a non-GAAP financial measure that management uses to evaluate the operating performance of certain international subsidiaries by excluding or otherwise adjusting for the impact of changes in foreign currency exchange rates between comparative periods. We believe constant currency enhances comparison and is useful to investors to evaluate the performance of our business without taking into account the impact of changes to the foreign exchange rates to which our business is subject. To compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates. In calculating amounts on a constant currency basis, for our Vrio business unit, we exclude our Venezuela subsidiary in light of the hyperinflationary conditions in Venezuela, which we do not believe are representative of the macroeconomics of the rest of the region in which we operate.

Constant Currency
Dollars in millions
	Third Quarter
	2019	2018
AT&T Inc.
Total Operating Revenues	$44,588	$45,739
Exclude Venezuela	(6)	(18)
Impact of foreign exchange translation	234	-
Operating Revenues on Constant Currency Basis	44,816	45,721
Year-over-year growth	-2.0%

Adjusted EBITDA	15,079	15,872
Exclude Venezuela	8	13
Impact of foreign exchange translation	85	-
Adjusted EBITDA on Constant Currency Basis	15,172	15,885
Year-over-year growth	-4.5%

WarnerMedia Segment
Total Operating Revenues	$7,846	$8,204
Impact of foreign exchange translation	71	-
Warner Media Operating Revenues on Constant Currency Basis	7,917	8,204
Year-over-year growth	-3.5%

EBITDA	2,679	2,701
Impact of foreign exchange translation	18	-
Warner Media EBITDA on Constant Currency Basis	2,697	2,701
Year-over-year growth	-0.1%

Latin America Segment
Total Operating Revenues	$1,730	$1,833
Exclude Venezuela	(6)	(18)
Impact of foreign exchange translation	163	-
Latin America Operating Revenues on Constant Currency Basis	1,887	1,815
Year-over-year growth	4.0%

EBITDA	105	87
Exclude Venezuela	8	13
Impact of foreign exchange translation	67	-
Latin America EBITDA on Constant Currency Basis	180	100
Year-over-year growth	80.0%

Net Debt to Adjusted EBITDA
Net Debt to EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies and management believes these measures provide relevant and useful information to investors and other users of our financial data. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt by the sum of the most recent four quarters Adjusted EBITDA. Net Debt is calculated by subtracting cash and cash equivalents and certificates of deposit and time deposits that are greater than 90 days, from the sum of debt maturing within one year and long-term debt.
Net Debt to Adjusted EBITDA
Dollars in millions
	Three Months Ended
	Dec. 31,	Mar. 31	June 30,	Sept. 30,	Four Quarters
	2018[1]	2019[1]	2019	2019
Adjusted EBITDA[2]	$15,029	$14,802	$15,041	$15,079	$59,951
Add back severance	(327)	-	-	-	(327)
Net Debt Adjusted EBITDA	14,702	14,802	15,041	15,079	59,624
End-of-period current debt					11,608
End-of-period long-term debt					153,568
Total End-of-Period Debt					165,176
Less: Cash and Cash Equivalents					6,588
Net Debt Balance					158,588
Annualized Net Debt to Adjusted EBITDA Ratio					2.66
1 As reported in AT&T's Form 8-K filed January 30, 2019 and April 24, 2019.
[2] Includes the purchase accounting reclassification of released content amortization of $545 million in the fourth quarter of 2018, $150 million, $112 million, and $108 million in the first, second and third quarters of 2019, respectively.

Supplemental Operational Measures
We provide a supplemental discussion of our business solutions operations that is calculated by combining our Mobility and Business Wireline operating units, and then adjusting to remove non-business operations. The following table presents a reconciliation of our supplemental Business Solutions results.

Supplemental Operational Measure
	Third Quarter
	September 30, 2019				September 30, 2018
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$13,930	$-	$(11,921)	$2,009	$13,828	$-	$(11,971)	$1,857
Strategic and managed services	-	3,900	-	3,900	-	3,677	-	3,677
Legacy voice and data services	-	2,252	-	2,252	-	2,602	-	2,602
Other services and equipment	-	351	-	351	-	404	-	404
Wireless equipment	3,771	-	(3,077)	694	3,907	-	(3,321)	586
Total Operating Revenues	17,701	6,503	(14,998)	9,206	17,735	6,683	(15,292)	9,126

Operating Expenses
Operations and support	9,948	4,022	(8,327)	5,643	10,104	4,022	(8,551)	5,575
EBITDA	7,753	2,481	(6,671)	3,563	7,631	2,661	(6,741)	3,551
Depreciation and amortization	2,011	1,271	(1,709)	1,573	2,057	1,187	(1,759)	1,485
Total Operating Expenses	11,959	5,293	(10,036)	7,216	12,161	5,209	(10,310)	7,060
Operating Income	5,742	1,210	(4,962)	1,990	5,574	1,474	(4,982)	2,066
Equity in Net Income (Loss) of Affiliates	-	(1)	-	(1)	1	(3)	(1)	(3)
Operating Contribution	$5,742	$1,209	$(4,962)	$1,989	$5,575	$1,471	$(4,983)	$2,063
[1] Non-business wireless reported in the Communication segment under the Mobility business unit.

Supplemental Operational Measure
	Nine-Month Period
	September 30, 2019				September 30, 2018
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$41,383	$-	$(35,482)	$5,901	$40,594	$-	$(35,154)	$5,440
Strategic and managed services	-	11,513	-	11,513	-	10,849	-	10,849
Legacy voice and data services	-	6,973	-	6,973	-	8,176	-	8,176
Other services and equipment	-	1,102	-	1,102	-	1,010	-	1,010
Wireless equipment	10,973	-	(9,071)	1,902	11,371	-	(9,634)	1,737
Total Operating Revenues	52,356	19,588	(44,553)	27,391	51,965	20,035	(44,788)	27,212

Operating Expenses
Operations and support	29,511	12,029	(24,770)	16,770	29,603	12,047	(24,926)	16,724
EBITDA	22,845	7,559	(19,783)	10,621	22,362	7,988	(19,862)	10,488
Depreciation and amortization	6,027	3,735	(5,119)	4,643	6,218	3,520	(5,330)	4,408
Total Operating Expenses	35,538	15,764	(29,889)	21,413	35,821	15,567	(30,256)	21,132
Operating Income	16,818	3,824	(14,664)	5,978	16,144	4,468	(14,532)	6,080
Equity in Net Income (Loss) of Affiliates	(1)	-	1	-	-	(2)	-	(2)
Operating Contribution	$16,817	$3,824	$(14,663)	$5,978	$16,144	$4,466	$(14,532)	$6,078
[1] Non-business wireless reported in the Communication segment under the Mobility business unit.